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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT



                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



                              April 26, 2001
                              (Date of report)


                           V-Twin Holdings, Inc.
                      (formerly V-Twin Acquisitions, Inc.)
           (Exact name of registrant as specified in its charter)


      District of Columbia                  000-24779             52-2110338
(State or other jurisdiction of    (Commission File No.)     (I.R.S. employer
incorporation or organization)                               identification no.)



                           1707 H St., N.W. Suite #2
                             Washington, D.C. 20006
                  (Address of principal executive offices)
                                 (Zip Code)



                               (702) 515-3120
            (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On November 27, 2000, the client-auditor relationship between V-Twin Holdings, Inc. (V-Twin) and Kaufman Davis, PC ceased. As previously reported in V-Twin's press release dated December 15, 2000, and as attached hereto as an exhibit, the partner in charge of V-Twin's audit with Kaufman Davis, PC, Gary Davidson, agreed to serve on a temporary basis as V-Twin's Chief Financial Officer. At the same time, Mr. Davidson retained his position with Kaufman Davis, PC.

     In connection with the audits of the years ended June 30, 2000 and 1999, there were no disagreements with Kaufman Davis, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of Kaufman Davis, PC on the consolidated financial statements of V-Twin Holdings, Inc. as of and for the years ended June 30, 2000 and 1999, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        V-Twin's management did not appoint new auditors until March 2001 as disclosed in V-Twin's press release dated March 28, 2001, attached hereto as an exhibit. Consequently, V-Twin's Quarterly report on Form 10-Q for the period ended December 31, 2000 was not reviewed by an independent accounting firm.

        On March 23, 2001, Mr. Davidson resigned his position as Chief Financial Officer of V-Twin. This resignation was due in part to V-Twin's management decision to relocate its accounting activities and corporate headquarters to Las Vegas, Nevada, (as also disclosed in the March 28, 2001 press release) and disagreements regarding certain financial and operational decisions made by management.



                                    SIGNATURE

This report is being signed by the accounting firm Kaufman Davis, PC.


                               Kaufman Davis, PC


Dated:  April 26, 2001      By: /s/ Gary Davidson
                                   Gary Davidson
                                    Director



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                                  EXHIBIT INDEX


Exhibit No. 1      Press release dated December 15, 2000
Exhibit No. 2      Press release dated March 28, 2001